Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “RSE PORTFOLIO, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MARCH, A.D. 2022, AT 5:14 O`CLOCK P.M.

6696674 8100Authentication: 203026854

SR# 20221152495Date: 03-28-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:14 PM 03/24/2022 FILED 05:14 PM 03/24/2022 SR 20221152495 - File Number 6696674	STATE OF DELAWARE CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.The name of the limited liability company is RSE Portfolio, LLC

2.The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street),

in the City of Wilmington  , Zip Code 19808 . The
name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By /s/ George Leimer

Authorized Person

Name: George Leimer

Print or Type